UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2011
Accretive Health, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34746	02-0698101

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue, Suite 2700, Chicago, Illinois (Address of Principal Executive Offices)	60611 (Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 25, 2011, the Board of Directors (the “Board”) of Accretive Health, Inc. (the “Company”) increased the number of members of the Board to nine and elected Stanley N. Logan as a Class III Director of the Company to serve until the 2013 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier removal or resignation. Mr. Logan was elected upon the recommendation of the Nominating and Corporate Governance Committee of the Board, and has been elected to serve as a member of the Audit Committee of the Board. Mr. Logan was not selected pursuant to any arrangement or understanding between Mr. Logan and any other person. In addition, Mr. Logan is not a party to any transaction, or series of transactions, involving the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Logan will receive compensation for his board service as a non-employee director consistent with the Company’s non-employee director compensation program.
In addition, the Company has entered into an indemnification agreement with Mr. Logan in the form that that the Company has entered into with its other directors and provides that the Company will indemnify Mr. Logan to the fullest extent permitted by law for claims arising in his capacity as a director of the Company, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the Company’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In the event that the Company does not assume the defense of a claim against Mr. Logan, the Company will be required to advance his expenses in connection with his defense, provided that he undertakes to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by the Company.
Mr. Logan, 56, was a managing director in the forensic accounting practice of LECG Corporation, a global business advisory services consulting firm, from February 2010 until March 2011. From 2006 until 2009, Mr. Logan served as a vice president of Huron Consulting Group, a consulting firm. From 2003 to 2006, Mr. Logan was managing partner of KPMG LLP’s Chicago office and he was national sector leader for consumer products at KPMG in 2002. From 1980 to 2002, Mr. Logan held various positions at Arthur Andersen LLP, including audit partner, manager and senior accountant. Mr. Logan is a certified public accountant. Since 2007, he has served on the board of directors of Schawk, Inc. and is also a member of Schawk’s audit committee. From 2003 until 2007, Mr. Logan served on the boards of directors of The Field Museum, where he served as a member of its finance committee, and Ravinia Festival Association, where he served as a member of its audit committee.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCRETIVE HEALTH, INC.
Date: April 28, 2011	By:	/s/ John T. Staton
John T. Staton
Chief Financial Officer and Treasurer